UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 22, 2013 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Amy Abernethy
On October 22, 2013, the Board of Directors (the “Board”) of athenahealth, Inc. (“athenahealth”) appointed Amy Abernethy, MD, Ph.D. to the Board. Dr. Abernethy was appointed to fill an existing vacancy on Class I of the Board and will hold office until the annual meeting of athenahealth stockholders in 2014 or until her earlier resignation, death, or removal. Dr. Abernethy will serve on the audit committee of the Board.
Dr. Abernethy will receive athenahealth’s standard non-employee director cash and equity compensation. She will receive a $20,000 annual retainer paid in quarterly installments, $3,000 for each board or committee meeting attended in-person, $1,000 for each board or committee call or in-person meeting attended by phone, and an annual equity award having a value of $175,000 in the form or stock options or restricted stock units (or any combination of stock options and restricted stock units) at a 2:1 stock-option-to-restricted-stock-unit ratio at her election. In connection with her appointment, Dr. Abernethy will receive a pro-rated equity award of 1,246 restricted stock units, which will fully vest on June 1, 2014.
Dr. Abernethy will enter into athenahealth’s standard form of indemnification agreement.
A copy of the press release announcing the appointment of Dr. Abernethy is attached hereto as Exhibit 99.1.
2013 CEO Equity Award Modification
On October 22, 2013, the compensation committee (the “Committee”) of the Board approved an amendment of the stock option granted to Jonathan Bush, the President, Chief Executive Officer, and Chairman of the Board, on March 1, 2013, to purchase 182,000 shares of athenahealth common stock (the “2013 Stock Option”). The 2013 Stock Option was amended to provide that 50% of the shares subject to the award (the “Performance-based Portion”) will become vested and exercisable only if, following the fiscal year 2014, the Committee certifies that the following performance criteria have been met for athenahealth’s fiscal year 2014: (1) annual revenue growth over fiscal year 2013 of 20% or greater; and (2) Non-GAAP Adjusted Gross Margin of 50% or greater.* If both performance criteria are met, then the Performance-based Portion of the 2013 Stock Option shall vest as follows:

45,500 shares (50%)	3/1/2015
22,750 shares (25%)	3/1/2016
22,750 shares (25%)	3/1/2017
If, following fiscal year 2014, the Committee determines that the performance criteria have not been met, then the Performance-based Portion of the 2013 Stock Option shall immediately and automatically be forfeited. The 50% of the shares subject to the 2013 Stock Option that are not subject to the performance criteria will continue to vest and be exercisable in accordance with the original vesting schedule as follows:

22,750 shares (25%)	3/1/2014
22,750 shares (25%)	3/1/2015
22,750 shares (25%)	3/1/2016
22,750 shares (25%)	3/1/2017

*
“Non-GAAP Adjusted Gross Margin” means Non-GAAP Adjusted Gross Profit as a percentage of total revenue and “Non-GAAP Adjusted Gross Profit” means total revenue less direct operating expense plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangible assets allocated to direct operating expense.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on October 24, 2013, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
October 24, 2013	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on October 24, 2013, furnished herewith.